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                                                                      EXHIBIT 14



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Combined Proxy Statement/Prospectus on Form N-14 of our report dated July 26, 2004, relating to the financial statements and financial highlights of STI Aggressive Growth Stock Fund and STI Classic Information and Technology Fund which appears in the May 31, 2004 Annual Report to Shareholders of STI Classic Funds, which are also incorporated by reference into the Combined Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Financial Statements" in the Combined Proxy Statement/Prospectus.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 25, 2004